Exhibit 4.8

                       ADVANCED MACHINE VISION CORPORATION
                  AMENDMENT NO. 1 TO RESTRICTED STOCK AGREEMENT
                  =============================================

     THIS AMENDMENT NO. 1 TO RESTRICTED STOCK AGREEMENT ("Amendment") is made as of September 25, 1997 by and between _________________________ ("Employee") and
Advanced Machine Vision Corporation (the "Company").

                                  R E C I T A L

     On January 10, 1997, Employee and Company entered a Restricted Stock Agreement ("Agreement") pursuant to which Employee was granted _____________ shares of restricted stock pursuant to the 1997 Restricted Stock Plan ("Plan"). The restrictions as to 10% of the shares (the "10% shares") were that Employee must remain employed on the third anniversary of the Agreement and pay to the Company $1.80 per share. The restrictions as to 90% of the shares (the "90% shares") were the same as for the 10% shares and a requirement that the closing price of the Company's Class A Common Stock be at least $20 per share for 30 consecutive days at any time prior to the third anniversary date of the Agreement.

                                A G R E E M E N T

     NOW, THEREFORE, to simplify the Company's capital structure and in an effort to increase shareholder value through the reduction of total outstanding shares, Employee contributes back to the Company ___________ shares of restricted stock which constitutes the 90% Shares. The 90% Shares will be canceled by the Company, and a new share certificate will be issued to the Employee for the 10% Shares. The 90% Shares shall once again become available under the Plan. The restrictions and other terms of the Agreement with respect to the 10% Shares shall remain unchanged.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                             ADVANCED MACHINE VISION CORPORATION

                                             By_________________________________

                                             Title:_____________________________


                                             EMPLOYEE

                                             ___________________________________
                                                       (Signature)

                                             Address:

                                             ___________________________________

                                             ___________________________________

                       ADVANCED MACHINE VISION CORPORATION
                  AMENDMENT NO. 2 TO RESTRICTED STOCK AGREEMENT
                  =============================================

     THIS AMENDMENT NO. 2 TO RESTRICTED STOCK AGREEMENT ("Amendment") is made as of August 5, 1998 by and between ________________________ ("Employee") and
Advanced Machine Vision Corporation (the "Company").

                                 R E C I T A L S

     On January 10, 1997, Employee and Company entered a Restricted Stock Agreement ("Agreement") pursuant to which Employee was granted _____________ shares of restricted stock pursuant to the 1997 Restricted Stock Plan ("Plan"). The restrictions as to 10% of the shares (the "10% shares") were that Employee must remain employed on the third anniversary of the Agreement and pay to the Company $1.80 per share. The restrictions as to 90% of the shares (the "90% shares") were the same as for the 10% shares and a requirement that the closing price of the Company's Class A Common Stock be at least $20 per share for 30 consecutive days at any time prior to the third anniversary date of the Agreement.

     To simplify the Company's capital structure and in an effort to increase shareholder value through the reduction of total outstanding shares, Employee contributed back to the Company ___________ shares of restricted stock which constituted the 90% Shares. The 90% Shares were canceled by the Company. The restrictions and other terms of the Agreement with respect to the 10% Shares remained unchanged.

                                A G R E E M E N T

     NOW, THEREFORE, to clarify the forfeiture language in Paragraph 2 of the Restricted Stock Agreement, such paragraph is amended as follows:

         In the fourth line of paragraph 2, the phrase "terminates for any reason at any time prior to the third anniversary of this award or if the payments required hereunder are not made" is replaced by "is terminated for cause at any time prior to the third anniversary date of this award or if the payments required hereunder are not made within 90 days of termination other than for cause, including constructive termination and termination following a change in control (the terms "cause," "constructive termination" and "change in control" are as defined in the January 1, 1998 employment agreement between Employee and the Company)."

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                             ADVANCED MACHINE VISION CORPORATION

                                             By_________________________________

                                             Title:_____________________________


                                             EMPLOYEE

                                             ___________________________________
                                                       (Signature)

                                             Address:

                                             ___________________________________

                                             ___________________________________